EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of May 3, 2017 (the “Effective Date”), between Nemus Bioscience, Inc., a Nevada corporation (the “Company”), and Schneider Finance LLC, a Nevada limited liability company (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder;

WHEREAS, the Company has authorized a new series of its preferred stock, par value $0.001 per share, which shall be called the Company’s Series E Preferred Stock (the “Preferred Stock”), and shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as so converted, the “Conversion Shares”) in accordance with the terms of the Company’s Certificate of Designation in the form attached hereto as Exhibit A (the “Certificate of Designation”);

WHEREAS, the Company desires to issue and sell 1,000,000 shares (the “Preferred Shares”) of the Company’s Preferred Stock at a purchase price of $20.00 per Preferred Share (the “Purchase Price”) with a conversion price of $0.30 per Preferred Share (subject to adjustment as set forth in the Certificate of Designation); and

WHEREAS, concurrently with the execution and delivery of the Agreement, and as a condition to the willingness of the Company to enter into the Agreement, an affiliate of the Purchaser has entered into a guarantee dated as of the date hereof (the “Guarantee”), a copy of which has been delivered to the Company.

WHEREAS, the Purchaser desires to purchase from the Company the Preferred Shares subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS SPECIFIED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE AS FOLLOWS:

SECTION 1.

PURCHASE AND SALE OF PREFERRED SHARES

1.1. Purchase and Sale. At the Closing, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, the Preferred Shares at the Purchase Price. The aggregate Purchase Price of the Preferred Shares shall be Twenty Million Dollars ($20,000,000).

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1.2. Closing. The purchase, sale and issuance of the Shares (the “Closing”) shall take place at the offices of the Company as promptly as practicable hereafter at 1:00 p.m., local time, on such date as is mutually agreed to by the Company and the Purchaser in writing, but not later than July 10, 2017 (the “Closing Date”).

1.3. Obligations at Closing. At the Closing:

(a) The Purchaser shall: (i) pay the Purchase Price by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company and (ii) deliver to the Company such other documents relating to the transaction as the Company or its counsel may reasonably request (the “Transaction Documents”).

(b) The Company shall: (i) execute and deliver the Transaction Documents to the Purchaser (ii) file or cause to be filed the Certificate of Designation with the Secretary of the State of Nevada and (iii) deliver to the Purchaser stock certificates (in the denominations as the Purchaser shall request) representing the Preferred Shares duly executed on behalf of the Company and registered on the books of the Company in the name of the Purchaser.

SECTION 2.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Investment Purpose. The Purchaser (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable (the Preferred Shares and the Conversion Shares, collectively, are referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b) Purchaser Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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(d) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Legend. The Purchaser agrees to the imprinting of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(f) Access to Information. The Purchaser acknowledges that it has had the opportunity to review all reports, schedules, forms, statements and other documents including the exhibits attached thereto, filed by the Company under the Securities Act or the Exchange Act (the “SEC Reports”) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and Subsidiaries (as defined below) and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense.

(g) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(h) Transfer or Resale. The Purchaser understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

(i) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) Residency. The Purchaser is a resident of that jurisdiction specified on the signature page hereto.

(k) Guarantee. The Purchaser shall have at the Closing immediately available funds necessary to consummate the Closing. Concurrently with the execution of this Agreement, SB Securities Ltd., an affiliate of the Purchaser, has delivered to the Company a duly executed Guarantee by and between the Company and SB Securities Ltd. pursuant to which SB Securities Ltd. has committed to guarantee the payment of the Purchase Price at Closing.

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants as of the date hereof to the Purchaser as follows:

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(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designation.

(b) Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designation by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and except as set forth in the SEC Reports, no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) this Agreement and, when executed and delivered, the other Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Capitalization. The authorized capital stock of the Company consists of (i) 236,000,000 shares of Common Stock, of which as of March 31, 2017, 27,310,663 shares are issued and outstanding; 1,130,000 shares are issuable and reserved for issuance pursuant to outstanding stock options; 857,500 shares are reserved for future issuance under the Company stock option and/or purchase plans; 11,649,500 shares are issuable and reserved for issuance pursuant to outstanding warrants; and 17,325,500 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 20,000,000 shares of preferred stock, of which as of the date hereof, 3625.375 shares of Series B Preferred Stock and 706 shares of Series D Preferred Stock are issued and outstanding. All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and nonassessable.

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Except as set forth above and in the SEC Reports, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

(d) Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designation. At least 66,666,667 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion or exercise in accordance with the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the Securities Act. The offer and sale by the Company of the Preferred Shares is being made in reliance upon the exemption from registration set forth in Rule 506 of Regulation D and/or Regulation S under the Securities Act and is only being made to “accredited investors” that meet the requirements of Rule 501(a) of Regulation D and similar exemptions under state law.

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(e) No Conflicts. Except as set forth in the SEC Reports, the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Incorporation, any certificate of designation of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(f) Acknowledgment Regarding the Purchaser’s Purchase of Preferred Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the Certificate of Designation and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designation and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the Certificate of Designation and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.

(g) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(h) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

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(i) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in a union labor dispute or, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company’s or its Subsidiaries’ employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company’s Board of Directors that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company and the Company does not expect to terminate any such officer during the six months following the date of this Agreement.

(j) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(k) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(l) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(m) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) any filings required pursuant to Exchange Act, (ii) any notice and/or application(s) to each applicable trading market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

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(n) SEC Reports; Financial Statements. Since October 31, 2014, the Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(o) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

(p) Litigation. Except as disclosed to the Purchaser, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(q) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(r) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(s) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(v) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the applicable Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

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(w) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the applicable trading market.

(x) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(y) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(z) Application of Takeover Protections. The Company and the Board of Directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

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(aa) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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(cc) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ff) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.

(gg) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

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(ii) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(jj) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchaser in connection with the sale of any securities under Regulation D.

(kk) Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ll) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

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SECTION 4.

BOARD COMPOSITION

4.1. Board Composition; Appointment of Director Designees. On the Closing Date or as soon as practicable thereafter, the Purchaser shall propose three (3) designees to be added to the Board of Directors (the “Director Designees”). All Director Designees must complete the Company’s director questionnaire and satisfy the corporate governance guidelines of the Company, NASDAQ and NYSE to the satisfaction of the Board of Directors and shall not otherwise be restricted from serving on the board of directors of a U.S. public company. The Board of Directors shall promptly thereafter take all actions necessary to increase the number of directors that shall constitute the entire Board of Directors from five (5) to eight (8) and appoint to the Board of Directors the Director Designees to serve until their successors are elected and qualified or their resignation or removal in accordance with the bylaws of the Company. The rights provided under this Section 4 are the exclusive rights of the Purchaser and are not transferable.

4.2. Nominations of Director Designees. For so long as the Purchaser’s ownership of the outstanding voting securities of the Company is at least thirty three percent (33%), on an as-converted basis, any Director Designee (including any successor pursuant to Section 4.3 below) designated by the Purchaser shall be nominated by the Board of Directors (or a committee thereof) for election at the annual meeting of stockholders at which such Director Designee’s term will expire. At least ninety (90) days prior to any such annual meeting at or by which directors are to be elected, the Purchaser shall notify the Company in writing of the Director Designee to be nominated for election as a director. The Company shall disclose in its proxy the nominated Director Designee(s). In the absence of any such notification, it shall be presumed that the Purchaser’s then incumbent Director Designee(s) has been designated.

4.3. Successor Director Designees. If a Director Designee shall cease to serve as a director for any reason, the Purchaser shall notify the Company in writing of the individual to replace such Director Designee, and the Company’s Board of Directors shall appoint and elect such replacement director to serve out the remaining term of the existing director.

4.4. Indemnification Agreements. The Company shall enter into an Indemnification Agreement with each Director Designee and any successor Director Designee prior to the commencement of his or her service on the Board of Directors.

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SECTION 5.

INVESTMENT COMMITTEE

On the Closing Date, the Company shall take all actions necessary to establish an investment committee of the Board of Directors (the “Investment Committee”) (and will maintain the Investment Committee for so long as the Purchaser continues to hold all the unconverted Preferred Shares), comprised of three (3) directors of the Company, all of which shall be the Director Designees. The purpose of the Investment Committee will be to review and approve any use of the net proceeds received by the Company from the sale of the Preferred Shares pursuant to this Agreement that is not consistent with the Company’s budget, which has been provided to the Purchaser on or prior to the date hereof. The proceeds from the sale of the Preferred Shares received by the Company, after the payment of any expenses and fees, shall be deposited into one or more bank accounts (“Operating Account(s)”) at one or more reputable banking institutions in the United States as agreed to by the parties. The Operating Account(s) shall be established under the Company’s tax identification number and the Chief Financial Officer of the Company shall be the signatory for the Operating Account(s). Any disbursements or transfers of the net proceeds of the Purchase Price from the Operating Account(s) that are not consistent with the Company’s budget, which has been provided to the Purchaser through the Company’s virtual data room, shall require the affirmative vote of at least a majority of the members of the Investment Committee.

SECTION 6.

SECURITY INTEREST

6.1. For as long as any of the Preferred Shares remain unconverted and held by the Purchaser, subject to any liquidation rights of the Series B Preferred Stock of the Company, the Company grants to the Purchaser to the fullest extent possible a continuing security interest in the Company’s net operating loss carryovers and all of the Company’s right, title and interest in, to and under its intellectual property, including, without limitation, pursuant to the Company’s license agreements with the University of Mississippi. The Purchaser’s Preferred Stock will also include certain liquidation rights as set forth in the Certificate of Designation.

6.2. Notwithstanding anything to the contrary contained in this Agreement, the security interest provided by this Section 6 is non-assignable and non-transferrable by the Purchaser.

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SECTION 7.

MISCELLANEOUS

7.1. Governing Law; Arbitration. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada, without regard to its choice-of-laws or conflicts-of-law rules. All claims, disputes and other matters in question arising out of, or relating to, this Agreement or the performance hereof, shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, do not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE (“JAMS”), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures: (i) the Company on the one hand and the Purchaser on the other hand shall appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges within ten (10) days. If the party-appointed arbitrators fail to appoint a third arbitrator within the ten (10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules; (ii) reasonable discovery shall be allowed in arbitration; (iii) all proceedings before the arbitrators shall be held in Orange County, California; (iv) the award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof; (v) the award rendered by the arbitrators shall include (a) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys’ fees from the other party, (b) the amount of such costs and fees, and (c) an order that the losing party pay the fees and expenses of the arbitrators. The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.

7.2. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile or portable document format (“PDF”) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF signature.

7.3. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.4. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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7.5. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser or its assigns. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designation unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Preferred Shares, as the case may be.

7.6. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally or by electronic mail; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Nemus Bioscience, Inc.

c/o Brian S. Murphy, Chief Executive Officer

600 Anton Blvd., Suite 1100

Costa Mesa, CA 92626

Facsimile: 949-266-0346

If to the Purchaser, to it at the business address, email or facsimile number set forth on the signature page hereto or at such other address and/or facsimile number and/or to the attention of such other person(s) as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

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7.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder, including by merger or consolidation, without the prior written consent of the Purchaser. The rights under this Agreement are assignable by the Purchaser without the consent of the Company; provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents or the Certificate of Designation, the Purchaser shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities. Notwithstanding anything to the contrary contained in this Section 7.7, the provisions of Section 6 shall not be assignable or transferrable.

7.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9. Survival. The representations and warranties of the Company and the Purchaser contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 6 shall survive the Closing.

7.10. Publicity. The Company and the Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes, after consulting with its counsel, to be required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

7.11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.12. Placement Agent. Other than as disclosed to the Purchaser, the Company acknowledges that it has not engaged a placement agent in connection with the sale of the Preferred Shares.

7.13. Remedies. The Purchaser shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designation and all rights and remedies which the Purchaser has been granted at any time under any other agreement or contract and all of the rights which Purchaser has under any law. Purchaser shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

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7.14. Indemnification of the Purchaser. Subject to the provisions of this Section 7.14, from and after the Effective Date for a period of one (1) year, the Company will indemnify and hold the Purchaser and the directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of the Purchaser (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 7.14 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity obligation contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEMUS BIOSCIENCE, INC.

By:	/s/ Brian S. Murphy
Name:	Brian S. Murphy
Title:	Chief Executive Officer and Chief Medical Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Schneider Finance LLC

Signature of Authorized Signatory of Purchaser: /s/ John A. Corky Severson

Name of Authorized Signatory: John A. Corky Severson

Title of Authorized Signatory: Company Director and Partner

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory: _____________________________________________

Address for Notice to Purchaser:

Schneider Finance LLC

610 Newport Center Drive, Suite 480

Newport Beach, CA 92660

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Residency of Purchaser (if not same as address for notice):_________________________________

Subscription Amount: $ 20,000,000

Number of Preferred Shares: 1,000,000

Tax ID Number:

Exhibit A

Certificate of Designation

NEMUS BIOSCIENCE, INC.

Attachment to Certificate of Designation

CERTIFICATE OF DESIGNATION

OF

SERIES E PREFERRED STOCK

Nemus Bioscience, Inc., a Nevada corporation (the “Corporation”), in accordance with the provisions of the Nevada Revised Statutes (as amended from time to time, “NRS”) 78.195 and 78.1955, does hereby certify that, pursuant to the authority conferred upon the board of directors of the Corporation (the “Board of Directors”) by the Corporation’s articles of incorporation, as heretofore amended to date (the “Articles of Incorporation”), the Board of Directors has, by a resolution duly adopted pursuant thereto, designated a series of the Corporation’s preferred stock, par value $0.001 per share, as “Series E Preferred Stock” having the voting powers, designations, preferences, limitations, restrictions and relative rights set forth as follows:

1. Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

(a) “Common Stock” shall mean the $0.001 par value common stock of the Corporation.

(b) “Conversion Price” shall mean the price per share equal to the quotient of the Original Issue Price (as defined below) divided by the Conversion Rate (as defined in Section 4 below and as adjusted from time to time for Recapitalizations and as otherwise set forth elsewhere herein), which equates to an initial Conversion Price of $0.30 per share.

(c) “Distribution” shall mean the transfer by the Corporation of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation by the Corporation or its subsidiaries for cash or property other than: (i) repurchases at the lower of cost or fair market value of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements approved by the Corporation’s Board of Directors providing for the right of said repurchase and (ii) repurchases at the lower of cost or fair market value of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements approved by the Corporation’s Board of Directors providing for such right.

(d) “Liquidation Preference” shall mean $20.00 per share for the Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(e) “Original Issue Price” shall mean $20.00 per share for the Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(f) “Preferred Stock” shall mean the Series E Preferred Stock.

(g) “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification, subdivision or other similar event.

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(h) “Securities Purchase Agreement” shall mean the Securities Purchase Agreement dated May 3, 2017, between the Corporation and Schneider Finance LLC, a Nevada limited liability company.

For the purposes hereof, in addition to the terms defined elsewhere in this Certificate of Designation, capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

2. Designation of Amount; Dividends. The number of shares constituting the Preferred Stock shall be One Million (1,000,000). The holders of outstanding shares of Preferred Stock shall not be entitled to receive dividends and there shall be no dividends due or payable on the Preferred Stock.

3. Liquidation Rights.

(a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Preferred Stock held by them equal to the Liquidation Preference specified for such share of Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

(b) Remaining Assets. After the payment or setting aside for payment to the holders of Preferred Stock of the full preferential amounts specified in Section 3(a) above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock of the Corporation held by them.

(c) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors.

(d) Notional Conversion. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Preferred Stock into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

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(e) Notice. The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Event not later than twenty (20) days prior to the date of the stockholders’ meeting called or written consent to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the NRS such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock, voting together as a single class.

(f) Contingencies. In the event of a Liquidation Event pursuant this Section 3, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to any contingencies (including, but not limited to, earn-outs payable to the stockholders generally (and, for clarity, not including any earn-out payable to an individual employee in his or her capacity as an employee (and not with respect to any stock held by such employee) in conjunction with employment arrangements)), the agreement for such Liquidation Event shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with subsections 3(a) through 3(d) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (ii) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with subsections 3(a) through (c) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

(g) Effect of Noncompliance. In the event the requirements of this Section 3 are not complied with, the Corporation shall forthwith cause the closing of the Liquidation Event to be postponed until the requirements of this Section 3 have been complied with, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 3(e).

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a) Conversion Rate. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into 66.666667 fully-paid, nonassessable shares of Common Stock (the number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate”). Upon any decrease or increase in the Conversion Price for the Preferred Stock, as described in this Section 4, the Conversion Rate shall be appropriately increased or decreased.

(b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, the holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that the holder elects to convert the same.

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The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(c) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by a Recapitalization or otherwise), into a greater number of shares of Common Stock, the Conversion Price of the Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by a Recapitalization or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(d) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock shall be subdivided (by a Recapitalization or otherwise), into a greater number of shares of Preferred Stock, the Original Issue Price and Liquidation Preference of the Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock shall be combined (by a Recapitalization or otherwise) into a lesser number of shares of Preferred Stock, the Original Issue Price and Liquidation Preference in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(e) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by Recapitalization or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock immediately before that change would have been entitled to receive in such Recapitalization, all subject to further adjustment as provided herein with respect to such other shares.

(f) Recapitalization. If at any time or from time to time there shall be a Recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 3), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the Recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

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(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(h) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived by the consent or vote of the holders of the majority of the outstanding shares of the Preferred Stock either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of shares of Preferred Stock.

(i) Notices of Record Date. In the event that the Corporation shall propose at any time:

(i) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any Recapitalization involving a change in the Common Stock; or

(iii) to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3;

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock at least ten (10) days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by facsimile or first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this Section may be shortened or waived prospectively or retrospectively by the consent or vote of the holders of a majority of the Preferred Stock, voting as a single class and on an as-converted basis.

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(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Redemption. The holders of outstanding shares of Preferred Stock shall not be entitled to any redemption rights and the Preferred Stock may not be redeemed by the Corporation at any time.

6. Voting. Each holder of Preferred Stock shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s shares of Preferred Stock would be convertible on the record date for the relevant vote or consent of stockholders, and on such as-converted basis shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Each holder of Preferred Stock shall be entitled to receive the same notice of any stockholders’ meeting, as well as the same notice of any stockholder action to be taken by legally available means in lieu of a meeting, as is provided to the holders of Common Stock in accordance with the bylaws of the Company. The holders of Preferred Stock shall vote, on an as-converted basis as described above, as a class with the holders of Common Stock as if all such holders of Preferred Stock and Common Stock were a single class of securities, upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the holders of Preferred Stock, in which case the holders of Preferred Stock only shall vote as a separate class.

7. Reissuance of Preferred Stock. In the event that any shares of Preferred Stock shall be converted pursuant to Section 4 or otherwise repurchased or redeemed by the Corporation, the shares so converted, repurchased or redeemed shall be cancelled and shall not be issuable by this Corporation.

8. Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of Preferred Stock shall be deemed given by facsimile or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

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